Exhibit 10.5

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         Amendment No. 1 to Employment Agreement dated as of September 22, 2003 (this "Amendment") to that certain Employment Agreement, by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), Adesso Madden, Inc. and Joseph J. Masella and TJM Sales Corporation (the "Executive"), as amended.

                                   WITNESSETH
                                   ----------

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of May 7th, 2002 (the "Original Agreement"), a copy of which is attached hereto as Exhibit A; and

         WHEREAS, the Executive and the Company desire to amend the Original Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. Effective as of the date hereof, the Original Agreement is hereby amended as follows:

         1. The section entitled "Title" shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

                  Title: President, Candie's Wholesale Division and Executive V.P., Adesso-Madden, Inc., or such other reasonably comparable role as determined by the C.E.O. of the Company. Executive shall be an officer of Steven Madden, Ltd.

         2. The section entitled "L.e.i. Footwear (Division of Steven Madden, Ltd.)" shall be deleted in its entirety.

         3. The following section shall be added before the section currently entitled Steven Madden, Ltd.:

                  Candie's Women's Wholesale Division
                  -----------------------------------

                  1)       Commission  on  net  sales  of the  Candie's  Women's
                           Wholesale Division ..............1%, and

                  2) 1% of earnings before interest and taxes (EBIT) of Candie's Women's Wholesale Division.

                  3) Biweekly Draw payable to T.J.M. Sales Corporation in the amount of $4,000.00 against commissions earned on net sales of Candie's Women's Wholesale Division pursuant to 3.1 and 3.2 above and A.M. Inc. (as provided in the Original Agreement). $104,000 yearly draw to be with recourse and not guaranteed.

                  4)       Executive   shall  be  reimbursed  for  ordinary  and
                           necessary  expenses   associated  with  his  Candie's
                           duties in accordance with the Company's policies.

         4. If the Candie's license between Steven Madden, Ltd. and Candie's Inc. is terminated and the Company ceases shipment of product bearing the Candie's mark, this entire Amendment shall become null and void and have no force or effect whatsoever, but the Original Agreement shall remain in full force and effect for the remainder of its term.

         5. Executive shall be entitled to receive commissions for net sales of L.e.i. product to JCPenney accordance with the provisions of the Original Agreement only for orders procured by him prior to October 1, 2003. Executive will not be entitled to commission for net sales of L.e.i. product to JCPenney for orders received after October 1, 2003, regardless of shipment date.

         6. In the event of a change of control of Steven Madden, Ltd. the Company covenants that the terms and conditions of this Agreement, as amended, will be honored in full for the duration of its term.

B. As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first set forth above.


                                       Steven Madden, Ltd.

                                       By: /s/ JAMIESON KARSON
                                           -------------------------------------
                                           Jamieson Karson
                                           Chief Executive Officer


                                       Adesso-Madden, Inc.

                                       By: /s/ JAMIESON KARSON
                                           -------------------------------------
                                           Jamieson Karson
                                           Chief Executive Officer


                                       /s/ JOSEPH J. MASELLA
                                       -----------------------------------------
                                       Joseph J. Masella


                                       T.J.M. Sales Corporation

                                       By: /s/ JOSEPH J. MASELLA
                                           -------------------------------------
                                           Joseph J. Masella
                                           President